Exhibit 99.3

Verb Announces Court’s Preliminarily Approval of Proposed Settlement of Stockholder Derivative Lawsuit

NEWPORT BEACH, California and SALT LAKE CITY, Utah, March 16, 2021 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (“Verb” or the “Company”) (NASDAQ: VERB), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM and marketing applications for entrepreneurs and enterprises, issued the following announcement:

On March 2, 2021, the United States District Court for the Central District of California (the “Court”) entered an order preliminarily approving a derivative settlement and providing for notice of the settlement to stockholders of the Company in the matter captioned Richard Moore, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Verb Technology Company, Inc., and Rory J. Cutaia, James P. Geiskopf, and Jeff Clayborne, Defendants, Case Number 2:19-CV-08393-AB-SS (the “Derivative Action”). The proposed settlement is subject to final approval by the Court. A final settlement hearing is scheduled for April 29, 2021 at 8:30 a.m.

The proposed settlement agreement preliminarily approved by the Court provides that, among other things, the Company will pay plaintiff’s counsel $75,000 for its fees and expenses and the Company will institute certain changes and/or modifications to its corporate governance . Upon the Court’s final approval of the proposed settlement, the Derivative Action will be dismissed with prejudice. The Company believes that the settlement of the Derivative Action preliminarily approved by the Court is favorable to the Company and ultimately benefits its stockholders.

The Stipulation and Agreement of Settlement preliminarily approved by the Court and the full Notice to Current Verb Technology Company, Inc. Stockholders can be found on the Company’s website at https://www.verb.tech/legal.

About Verb Technology Company, Inc.

Verb Technology Company, Inc. (Nasdaq: VERB) is rapidly emerging as the market leader in business-focused interactive video sales and marketing tools, including livestream ecommerce, CRM, and content management applications. With offices in California and Utah, USA, VERB provides next-generation software applications to sales-based organizations in more than 60 countries and 48 languages. The Company’s proprietary, patented, and patent-pending technology platform produces real-time, measurable results, with customers reporting greater than 600% increases in conversion rates. VERB’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is also integrated into popular ERP, CRM, and marketing platforms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, but are not limited to, statements we make about the timing and completion of the proposed settlement, the scope of governance changes made as a result of the settlement, as well as the impacts of the settlement on the Company’s stockholders. Such forward-looking statements are based on the reasonable beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including our failure to satisfy the conditions necessary to complete the proposed settlement. Any forward-looking statement made by the Company in this press release speaks only as of the date of this press release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
888.504.9929
investors@verb.tech

Media Contact:
855.250.2300, ext.107
info@verb.tech